Exhibit 10.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”), dated as of July 29, 2022, is entered into among Hallador Energy Company, a Colorado corporation (the “Company”), and the Persons (each individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”).

WHEREAS, on May 2, 2022, the Company unsecured convertible promissory notes in an aggregate amount of $5,000,000 (the “May 2nd Notes”), and on May 20, 2022, the Company unsecured convertible promissory notes in an aggregate amount of $5,000,000 (the “May 20th Notes,” and collectively with the May 2nd Notes, the “May 2022 Notes”), to the Persons as indicated on the Schedule of May 2022 Notes attached hereto.

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more unsecured convertible promissory notes in the form attached hereto as Exhibit A in exchange for the consideration (the “Consideration”) set forth opposite each Purchaser’s name on the Schedule of Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1“    Business Day” means a weekday on which banks are open for general banking business in Indiana.

1.2“    Common Stock” means the common stock of the Company, par value $0.01.

1.3“    Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.4“    Notes” means the one or more of the unsecured convertible promissory notes issued to each Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A, but not including the May 2022 Notes.

1.5“    Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

1.6“    Requisite Holders” means the holders of a majority-in-interest of the aggregate principal amount of the Notes.

1.7“    Securities Act” means the Securities Act of 1933, as amended.

2.    Purchase and Sale of Notes. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to such Purchaser one or more Notes. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers.

3.    Closing. The closing of the sale of the Notes in return for the Consideration paid by each Purchaser (the “Closing”) will take place remotely via the exchange of documents and signatures on July 29, 2022 and August 8, 2022 as indicated on Exhibit A, or at such other time and place as the Company and the Purchasers purchasing a majority-in-interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the respective Closing, each Purchaser will deliver the Consideration to the Company and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

4.    Conversion; Prepayment. Each Note will be convertible into shares of Common Stock as set forth in Section 3 of the Notes. Except as specifically set forth in the Notes, the principal and accrued interest under the Notes shall not be prepayable by the Company.

5.    Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

5.1    Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority, and holds all governmental licenses, permits, registrations and other approvals to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2    Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, managers, directors, and members necessary for the authorization, execution and delivery of this Agreement, the Notes and the issuance (or reservation for issuance) of the Common Stock issuable pursuant to the Notes. This Agreement, when executed and delivered by the Company, will constitute the Company’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3    Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that would not reasonably be expected to be material to the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental authority. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

5.4    Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the relevant Closing. The Company is not in violation or default (i) of any provision of its certificate of formation nor bylaws, or (ii) in any material respect of any instrument, judgment, order, writ or decree by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation which is, to the Company’s knowledge, applicable to the Company, except in the case of this clause (ii) for such violations or defaults which would not reasonably be expected to be material to the Company. The execution, delivery and performance of the this Agreement and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except for such results which would not reasonably be expected to be material to the Company.

5.5    Offering. Subject in part to the accuracy of each Purchaser’s representations set forth in Section 6 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws.

5.6    Valid Issuance of Securities. The shares of Common Stock issuable upon conversion of the Notes, when issued, sold and delivered in accordance with the terms of this Agreement and the Notes, will be duly and validly issued, fully paid, and nonassessable.

6.    Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

6.1    Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2    Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes and any shares of Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.

6.3    Disclosure of Information; Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4    Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5    Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

6.6    Restricted Securities. Each Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in Section 7, and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

6.7    No Public Market. Each Purchaser understands that no public market now exists for the Notes and that the Company has made no assurances that a public market will ever exist for the Notes.

6.8    No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.9    Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

7.    Registration Rights.

7.1    Registration Statement. 6.107.1The Company shall, on or before April 30, 2023, file with the SEC (at its sole cost and expense) a registration statement on Form S-1 or, if eligible, Form S-3 (the “Registration Statement”) to register the resale of the Common Stock issuable pursuant to the Notes and the May 2022 Notes (collectively, the “Registrable Securities”), and it shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. Unless otherwise agreed to in writing by the Purchasers, no Person that is a Purchaser of the Notes or that purchased any of the May 2022 Notes shall be identified as a statutory underwriter in the Registration Statement unless requested or required by statute, regulation or exchange rules; provided, that if the SEC requests that such Persons be identified as a statutory underwriter in the Registration Statement, the Company will give such Persons notice and an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each Purchaser and Person that purchased any of the May 2022 Notes that is named in the Registration Statement shall be reduced pro rata among all such Persons, and as promptly as practicable after being permitted to register additional shares of Common Stock under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Registrable Securities not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities, to remain effective until the earliest of (i) the second anniversary of the relevant Closing, or (ii) the date on which such Purchaser ceases to hold any Registrable Securities. Each Purchaser agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, to the Company upon request to assist the Company in making the determination described above.

7.2    Delay or Suspension of Registration. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Purchasers, delay or postpone filing of such Registration Statement, and from time to time require Purchaser not to sell under the Registration Statement or suspend the use of any such Registration Statement if it determines that in order for the Registration Statement to not contain a material misstatement or material omission, an amendment or supplement thereto would be needed, or if such filing or use would reasonably be expected to materially and adversely affect a bona fide business or financing transaction being pursued by the Company or would require premature disclosure of information that would reasonably be expected to materially and adversely affect the Company (each such circumstance, a “Suspension Event”); provided that (a) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than three occasions during any calendar year or for more than 120 total days in any calendar year period, or on any occasion for a period of more than 60 consecutive days and (b) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by such Purchaser and such Person of such securities as soon as practicable thereafter. Upon receipt of any such written notice from the Company of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Purchaser agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Purchaser receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and such Purchaser receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena, regulatory request, requirement or legal proceeding. If so directed by the Company, such Purchaser will deliver to the Company, or in such Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Purchaser’s possession that contained such material misstatement or misleading information.

7.3    Required Information. The Company’s obligations to include the Registrable Securities (if any) for resale in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information required by SEC rules for the Registration Statement regarding such Purchaser, the securities of the Company held by the Purchaser, and the intended method of disposition of such securities, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

7.4    Indemnities.

a)    The Company shall, to the extent a Purchaser is a seller under the Registration Statement, indemnify and hold harmless each such Purchaser and the officers, directors, advisors and employees of such Purchaser, each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding such Purchaser or such Person furnished in writing to the Company by such Purchaser or such Person expressly for use therein or that such Purchaser or such Person has omitted a material fact from such information. Notwithstanding the foregoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

b)    Each Purchaser shall, severally and not jointly with any other Purchaser or any Person that purchased May 2022 Notes, indemnify and hold harmless the Company, its directors, officers, advisors and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein. In no event shall the liability of any Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of Registrable Securities giving rise to such indemnification obligation. Notwithstanding the foregoing, each Purchaser’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of such Purchaser (which consent shall not be unreasonably withheld or delayed).

8.    Miscellaneous.

8.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that (a) the Company may not assign its obligations under this Agreement without the written consent of the Requisite Holders, and (b) none of the Purchasers may assign their respective rights under Section 7 without the written consent of the Company. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and, except with respect to the rights of Persons that purchased May 2022 Notes with respect to Section 7 hereof, nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.2    Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, shall be governed by and construed under the internal laws of the State of Colorado, without reference to principles of conflict of laws or choice of laws.

8.3    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4    Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and addressed to the appropriate party at the address for such party shown on the signature page to this Agreement for such party, or at other such address as such party shall have designated by written notice delivered to the party giving such notice. Notice shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

8.6    No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7    Expenses. In the event any party is required to engage the services of an attorney for the purpose of enforcing this Agreement or the Notes, or any provision hereof or thereof, each party shall bear its own expenses and costs, including attorneys’ fees.

8.8    Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may only be amended and the observance of any term of this Agreement or the Notes may only be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Holders. Any waiver or amendment effected in accordance with this Section 8.8 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

8.9    Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 8.8 hereof, the Requisite Holders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser (other than with respect to modifications of the principal amount and accrued interest under a Note or modifications of Section 3.1 of the Note, which shall require the approval of the Purchaser of that Note).

8.10    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement to the extent they are held to be unenforceable and the remainder of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.11    Legends. Each Purchaser understands and acknowledges that the Note will bear the following legend:

NEITHER THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE HOLDER OF THIS NOTE OR THE SECURITIES ISSUED UPON CONVERSION OF THIS NOTE MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

8.12    Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

8.13    Acknowledgment. For the avoidance of doubt, it is acknowledged that each Purchaser will be entitled to the benefit of all adjustments in the number of shares of Common Stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s Common Stock underlying the Notes, as further set forth in Section 3.5 of the Notes.

8.14    Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

8.15    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY

Hallador Energy Company

By:

 Brent K. Bilsland

 President and Chief Executive Officer

Address: 1183 E. Canvasback Drive

Terre Haute, Indiana 47802

Attn:         Brent K. Bilsland, President

Email:         bbilsland@halladorenergy.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PURCHASER

Lubar Opportunities Fund I, LLC

By: /s/DAVID J. LUBAR

Name: David J. Lubar

Title: CEO Lubar & Co, Manager of Lubar Opportunities Fund I, LLC

Address: 833 E. Michigan Avenue, Suite 1500

Milwaukee, WI 53202

Attn:         David Lubar

Email:         david@Lubar.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PURCHASER Hallador Alternative Asset Fund, LLC By: Name: David Hardie Title: Managing Member Address: 5485 Kietzke Lane Reno, NV 89511 Attn: David Hardie Email: dhardie@hallador.com

SCHEDULE OF PURCHASERS

Closing Date: July 29, 2022

Purchaser	Consideration and Principal Balance of Promissory Note
Lubar Opportunities Fund I, LLC	$5,000,000
TOTAL	$5,000,000

Closing Date: August 8, 2022

Purchaser	Consideration and Principal Balance of Promissory Note
Lubar Opportunities Fund I, LLC	$3,000,000
Hallador Alternative Asset Fund, LLC	$1,000,000
TOTAL	$4,000,000

SCHEDULE OF MAY 2022 NOTES

Purchaser	Principal Balance of May 2022 Notes	Shares Issued Upon Conversion
Lubar Opportunities Fund I, LLC	$5,000,000	1,152,872
NextG Partners, LLC	$1,750,000	366,340
Hallador Alternative Asset Fund, LLC	$1,750,000	338,427
Charles R. Wesley, IV Revocable Trust U/A dated October 30, 2020	$500,000	108,202
Murchison Capital Partners, LP	$1,000,000	231,697
TOTAL	$10,000,000.00	2,197,538

EXHIBIT A

FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE

(see attached)